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                      Exhibits to CERBCO, Inc. Form 10-QSB
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Exhibit 99.         CERBCO, Inc. Consolidating Schedules:  Statement of
                    Operations Information for the Three Months Ended December 31, 2001; Statement of Operations Information for the Six Months Ended December 31, 2001; Balance Sheet Information and Consolidating Elimination Entries as of December 31, 2001.

                                                                    EXHIBIT 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED DECEMBER 31, 2001
                                   (unaudited)


                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                      -----------------    --------------  ---------------------------------------

Sales                                                       $5,185,027            $    0             $    0            $5,185,027
                                                      -----------------    --------------  -----------------  --------------------

Costs and Expenses:
  Cost of sales                                              4,320,394                 0                  0             4,320,394
  Selling, general and administrative expenses                 855,827                 0            155,469               700,358
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                                 5,176,221                 0            155,469             5,020,752
                                                      -----------------    --------------  -----------------  --------------------

Operating Profit (Loss)                                          8,806                 0          (155,469)               164,275
Investment Income                                              128,152 (A)      (68,750)            194,535                 2,367
Interest Expense                                               (1,481) (A)        68,750                  0              (70,231)
Other Income (Expense) - net                                   245,385                 0            248,588               (3,203)
                                                      -----------------    --------------  -----------------  --------------------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes                           380,862                 0            287,654                93,208

Provision for Income Taxes                                      10,000                 0             10,000                     0
                                                      -----------------    --------------  -----------------  --------------------

Earnings Before Non-Owned Interests in
    Insituform East                                            370,862                 0            277,654                93,208

Non-Owned Interests in Earnings of Insituform East            (56,604) (B)      (56,604)                  0                     0
                                                      -----------------    --------------  -----------------  --------------------

                                         NET EARNINGS         $314,258 (C)     $(56,604)          $ 277,654             $  93,208
                                                      =================    ==============  =================  ====================

                                                                   EXHIBIT 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                       SIX MONTHS ENDED DECEMBER 31, 2001
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                      -----------------    --------------  ---------------------------------------
Sales                                                      $10,049,883     $          0     $            0           $10,049,883
                                                      -----------------    --------------  -----------------  --------------------
Costs and Expenses:
  Cost of sales                                              9,320,869                0                  0             9,320,869
  Selling, general and administrative expenses               2,000,827                0            365,403             1,635,424
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                                11,321,696                0            365,403            10,956,293
                                                       -----------------    --------------  -----------------  --------------------

Operating Loss                                             (1,271,813)                0           (365,403)             (906,410)
Investment Income                                             297,787  (D)     (157,958)           449,165                 6,580
Interest Expense                                               (3,542) (D)      157,958                  0              (161,500)
Other Income (Expense) - net                                  (85,002)                0           (104,542)               19,540
                                                       -----------------    --------------  -----------------  --------------------

Loss Before Non-Owned Interests in
    Insituform East and Income Taxes                       (1,062,570)                0            (20,780)           (1,041,790)

Provision for Income Taxes                                     30,000                 0             30,000                     0
                                                      -----------------    --------------  -----------------  --------------------
Loss Before Non-Owned Interests in
    Insituform East                                        (1,092,570)                0            (50,780)           (1,041,790)

Non-Owned Interests in Loss of Insituform East                632,667  (E)      632,667                  0                     0
                                                      -----------------    --------------  -----------------  --------------------
                                             NET LOSS      $ (459,903) (G)     $632,667          $ (50,780)          $(1,041,790)
                                                       =================    ==============  =================  ====================

                                                                   EXHIBIT 99
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                DECEMBER 31, 2001
                                   (unaudited)

                                                         CERBCO, Inc.                             CERBCO, Inc.      Insituform East,
                                                         Consolidated            Eliminations     Unconsolidated    Incorporated
                                                         ----------------        ---------------- ----------------- ----------------
ASSETS
Current Assets:
  Cash and cash equivalents                                  $3,152,710          $           0       $  2,481,292      $    671,418
  Marketable securities                                       8,304,337                      0          8,304,337                 0
  Accounts receivable                                         5,355,214                      0            123,036         5,232,178
  Inventories                                                 1,175,909                      0                  0         1,175,909
  Prepaid and refundable taxes                                  130,418                      0            120,000            10,418
  Prepaid expenses and other                                    203,523                      0              5,331           198,192
                                                         ----------------        ---------------- ----------------- ----------------

                                    TOTAL CURRENT ASSETS     18,322,111                      0         11,033,996         7,288,115

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                            0    (F)      (4,714,280)         4,714,280                 0
  Intercompany receivables and payables                               0                      0          5,089,434        (5,089,434)

Property, Plant and Equipment - net of accumulated
  depreciation                                                7,830,682                      0              6,104         7,824,578

Other Assets:
  Excess of acquisition cost over value of net assets
   acquired - net                                             1,518,312    (F)       1,518,312                  0                 0
  Cash surrender value of SERP life insurance                 2,179,215                      0          1,913,871           265,344
  Marketable securities                                       2,003,168                      0          2,003,168                 0
  Deposits and other                                             49,706                      0             44,489             5,217
                                                        ----------------        ---------------- ----------------- -----------------

                                            TOTAL ASSETS   $ 31,903,194            $(3,195,968)       $24,805,342       $10,293,820
                                                        ================        ================ ================= =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                $   2,035,045          $           0     $       87,943     $   1,947,102
  Income taxes payable                                           90,000                      0             80,000            10,000
  Current portion of capital lease obligations                   22,504                      0                  0            22,504
                                                        ----------------        ---------------- ----------------- -----------------

                               TOTAL CURRENT LIABILITIES      2,147,549                      0            167,943         1,979,606
                                                        ----------------        ---------------- ----------------- -----------------

Long-Term Liabilities:
  Accrued SERP liability                                      1,532,851                      0          1,359,240           173,611
  Capital lease obligations                                       2,402                      0                  0             2,402
                                                        ----------------        ---------------- ----------------- -----------------
                             TOTAL LONG-TERM LIABILITIES      1,535,253                      0          1,359,240           176,013
                                                        ----------------        ---------------- ----------------- -----------------
                                       TOTAL LIABILITIES      3,682,802                      0          1,527,183         2,155,619
                                                        ----------------        ---------------- ----------------- -----------------

Non-Owned Interests                                           4,942,233              4,942,233                  0                 0
                                                        ----------------        ---------------- ----------------- -----------------

Stockholders' Equity:
  Common stock                                                  118,953    (F)        (175,486)           118,953           175,486
  Class B Common stock                                           29,342    (F)         (11,904)            29,342            11,904
  Additional paid-in capital                                  7,527,278    (F)      (4,000,424)         7,527,278         4,000,424
  Retained earnings                                          15,602,586  (F)(G)     (5,140,000)        15,602,586         5,140,000
  Treasury stock                                                      0    (F)       1,189,613                  0        (1,189,613)
                                                        ----------------        ---------------- ----------------- -----------------
                              TOTAL STOCKHOLDERS' EQUITY     23,278,159             (8,138,201)        23,278,159         8,138,201
                                                        ----------------        ---------------- ----------------- -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $31,903,194            $(3,195,968)       $24,805,342       $10,293,820
                                                        ================        ================ ================= =================

                                                                   EXHIBIT 99

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                DECEMBER 31, 2001
                                   (unaudited)

                                  (A)
Investment income                                                                     $68,750
  Interest expense                                                                                         $68,750
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended December 31, 2001.

                                  (B)
Non-owned interests in earnings of subsidiary                                         $56,604
  Non-owned interests                                                                                      $56,604
To record non-owned interests in earnings of Insituform East for the three months ended December 31, 2001.

                                  (C)
Retained earnings                                                                     $56,604
  Current quarter earnings adjustments                                                                     $56,604
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                                                    $157,958
  Interest expense                                                                                        $157,958
To eliminate interest expense paid by Insituform East to CERBCO in the six months ended December 31, 2001.

                                  (E)
Non-owned interests                                                                  $632,667
  Non-owned interests in loss of subsidiary                                                               $632,667
To record non-owned interests in loss of Insituform East for the six months ended December 31, 2001.

                                  (F)
Common stock                                                                         $175,486
Class B Common stock                                                                   11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   5,772,667
Excess of acquisition cost over value of net assets acquired                        1,518,312
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    5,574,900
  Investment in subsidiary                                                                               4,714,280
To eliminate investments in consolidated subsidiaries.

                                  (G)
Current period loss adjustments                                                      $632,667
  Retained earnings                                                                                       $632,667
To close out impact of eliminating entries on six months'
statement of operations.